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                           MASTER AGREEMENT FOR THE
                   FORMATION OF A LIMITED LIABILITY COMPANY





                        DATED AS OF SEPTEMBER 2, 1997




                                    AMONG




                           BANKBOSTON CORPORATION,

                          BANKMONT FINANCIAL CORP.,

                        HARRIS TRUST AND SAVINGS BANK,

                                     AND

                       FIRST ANNAPOLIS CONSULTING, INC.






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                              TABLE OF CONTENTS

SECTION HEADING                                                     PAGE

ARTICLE 1         DEFINED TERMS                                        1


ARTICLE 2         FORMATION OF LIMITED LIABILITY COMPANY...............6


ARTICLE 3         RELATED AGREEMENTS; CLOSING..........................6

     Section 3.1.    Formation of the Company and Receivables LLC......7
     Section 3.2.    Purchase of BKB Receivables.......................7
     Section 3.3.    Purchase of BKB Overdue Receivables...............7
     Section 3.4.    Contribution by BKB...............................7
     Section 3.5.    Purchase of Harris Receivables....................8
     Section 3.6.    Purchase of Harris Overdue Receivables............8
     Section 3.7.    Contribution by Harris............................8
     Section 3.8.    Contribution by Bankmont..........................8
     Section 3.9.    Acquisition of Harris Credit Card Operations
                     Facility by FDR or the Company....................8
     Section 3.10.   Contribution by FAMIS.............................9
     Section 3.11.   Account Solicitation and Servicing Agreement......9
     Section 3.12.   Registration Rights Agreement.....................9
     Section 3.13.   Termination and Release...........................9
     Section 3.14.   BKB Services Agreement............................9
     Section 3.15.   Harris Services Agreement.........................9
     Section 3.16.   Capital Retention Agreement.......................9
     Section 3.17.   Transitional Services Agreements.................10
     Section 3.18.   BKB Trademark License............................10
     Section 3.19.   Management Restricted Units Plan.................10
     Section 3.20.   Closing..........................................10

ARTICLE 4         REPRESENTATIONS AND WARRANTIES......................10

ARTICLE 5         CERTAIN COVENANTS...................................11

     Section 5.1.    Ordinary Course Operation........................11
     Section 5.2.    Certain Additional Covenants.....................11
     Section 5.3.    Cooperation......................................13
     Section 5.4.    Current Information..............................13
     Section 5.5.    Access, Information and Confidentiality..........13
     Section 5.6.    Consents and Approvals...........................14
     Section 5.7.    Executive Officers...............................14
     Section 5.8.    Soderlund Employment Agreement...................15
     Section 5.9.    Financing........................................15
     Section 5.10.   FAMIS Employees..................................16
     Section 5.11.   BKB Structuring Fee..............................16
     Section 5.12.   Disclosure Supplements...........................16

ARTICLE 6         CONDITIONS TO CLOSING...............................16

     Section 6.1.    Conditions to Obligation of Each Party...........17
     Section 6.2.    Additional Conditions to the Obligations of BKB..18
     Section 6.3.    Additional Conditions to the Obligations of
                     Bankmont and Harris..............................18
     Section 6.4.    Additional Conditions to the Obligations of FA...19

ARTICLE 7         TERMINATION.........................................20

     Section 7.1.    Grounds For Termination..........................20
     Section 7.2.    Effects of Termination...........................21

ARTICLE 8         GENERAL.............................................21

     Section 8.1.    Expenses.........................................21
     Section 8.2.    Notices..........................................22
     Section 8.3.    Entire Agreement.................................23
     Section 8.4.    Governing Law....................................23
     Section 8.5.    Consent to Jurisdiction..........................23
     Section 8.6.    Waiver of Certain Damages........................23
     Section 8.7.    Section Headings.................................23
     Section 8.8.    Assigns..........................................23
     Section 8.9.    No Implied Rights or Remedies....................24
     Section 8.10.   Counterparts.....................................24
     Section 8.11.   Construction.....................................24
     Section 8.12.   Severability.....................................24
     Section 8.13.   Waiver of Right to Jury Trial....................24
     Section 8.14.   Remedies.........................................24




                                   EXHIBITS

Exhibit A   --   Operating Agreement

Exhibit B   --   Certificates of Formation

Exhibit C   --   Form of BKB Purchase Agreement

Exhibit D   --   Form of BKB Overdue Receivables Purchase Agreement

Exhibit E   --   Form of BKB Contribution Agreement

Exhibit F   --   Form of Harris Purchase Agreement

Exhibit G   --   Form of Harris Overdue Receivables Purchase Agreement

Exhibit H   --   Form of Harris Contribution Agreement

Exhibit I   --   Form of Bankmont Contribution Agreement

Exhibit J   --   Terms of Harris Credit Card Operations Facility Acquisition

Exhibit K   --   Form of FAMIS Contribution Agreement

Exhibit L   --   Form of Registration Rights Agreement

Exhibit M   --   Form of Termination and Release

Exhibit N   --   Form of BKB Services Agreement

Exhibit O   --   Form of Harris Services Agreement

Exhibit P   --   Capital Retention Agreement

Exhibit Q   --   Form of Employment Agreement for John Soderlund

Exhibit R   --   Terms of Bridge Loan

Exhibit S   --   Form of FDR Release


                                  SCHEDULES

Schedule 4A       --   Certain Representations of BKB and FA

Schedule 4B       --   Exceptions to Representations and Warranties

Schedule 5.2(b)   --   Material Agreements

Schedule 5.2(f)   --   Agreements with Employees

Schedule 6.2(d)   --   BKB Third Party Consents

Schedule 6.3(d)   --   Bankmont and Harris Third Party Consents

Schedule 6.4(d)   --   FA Third Party Consents

Schedule 7.1(b)   --   Required Regulatory Approvals

Schedule 8.1      --   Certain FAMIS Expenses









                         MASTER AGREEMENT FOR THE
                 FORMATION OF A LIMITED LIABILITY COMPANY

      This is a Master Agreement for the Formation of a Limited Liability Company, dated as of September 2, 1997 (as in effect from time to time, this "Agreement"), among (a) BankBoston Corporation, a Massachusetts corporation ("BKB"), (b) Bankmont Financial Corp., a Delaware corporation ("Bankmont"), (c) Harris Trust and Savings Bank, an Illinois banking corporation ("Harris"), and (d) First Annapolis Consulting, Inc., a Maryland corporation ("FA").

      WHEREAS, the parties hereto wish to form a Delaware limited liability company for the purpose of engaging in the retail credit card business, both through the company's own portfolio and as a provider of marketing services to others on a domestic and international level;

      WHEREAS, certain of the parties hereto desire to participate in the company through the purchase of membership interests in the company ("Membership Interests") and certain of the parties hereto desire to participate in the company through the contribution or sale to the company of certain credit card related assets owned by them or their affiliates in exchange for cash and/or Membership Interests, in each case upon the terms and conditions more fully set forth herein;

      WHEREAS, the parties hereto desire that the company, BKB and Harris (or certain Affiliates of BKB and Harris) enter into certain servicing arrangements, pursuant to which the company will provide to BKB and Harris (or certain Affiliates of BKB or Harris) certain accounting, processing and marketing services for their credit card businesses, as more fully set forth herein; and

      WHEREAS, the parties hereto desire to arrange third-party financing for the company, as more fully set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                ARTICLE 1


                         ARTICLE 1. DEFINED TERMS

      In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

      "Account Solicitation and Services Agreement" shall have the meaning set forth in Section 3.11.

      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, (a) "control" (including, with its correlative meanings, "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise and (b) with respect to any Person other than a subsidiary of the Company, the term "Affiliate" shall not include the Company or any subsidiary of the Company.

      "Agreement" has the meaning set forth in the preamble.

      "Bankmont" has the meaning set forth in the preamble.

      "Bankmont Contribution Agreement" has the meaning set forth in
Section 3.8.

      "BKB" has the meaning set forth in the preamble.

      "BKB-CT" means Bank of Boston Connecticut.

      "BKB-NH" means BankBoston (NH), National Association.

      "BKB Assets" means the assets of FNBB and/or BKB-NH to be contributed to or purchased by the Company, the CEBA Bank and Receivables LLC, as applicable, pursuant to the BKB Purchase Agreement, the BKB Overdue Receivables Purchase Agreement and the BKB Contribution
Agreement.

      "BKB Contribution Agreement" has the meaning set forth in Section 3.4.

      "BKB International Credit Card Business" means the provision of unsecured lines of credit accessible by VISA(R) or MasterCard(R) to consumers located outside of the United States, the servicing of such credit card relationships, and the provision of services incidental thereto by BKB and its Affiliates.

      "BKB Overdue Receivables" has the meaning set forth in Section 3.3.

      "BKB Overdue Receivables Purchase Agreement" has the meaning set forth in Section 3.3.

      "BKB Purchase Agreement" has the meaning set forth in Section 3.2.

      "BKB Relationship Credit Card Business" means the Credit Card Business engaged in by BKB and its Affiliates with consumers who are employees, officers or directors of BKB or BKB's Affiliates or a family member of any such employee, officer or director or with any other Person who maintains at least one other ongoing customer relationship with BKB or any of its Affiliates at the time of reference.

      "BKB Services Agreement" has the meaning set forth in Section 3.14.

      "BKB Trademark License" has the meaning set forth in Section 3.18.

      "BKB Value-Limited Credit Card Business" means the Credit Card Business (other than the BKB Relationship Credit Card Business) of BKB and its Affiliates in the United States, to the extent that the aggregate outstanding balance of credit card accounts comprising such Credit Card Business does not exceed $250 million.

      "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the Commonwealth of Massachusetts or the State of Illinois are authorized or obligated to close.

      "CEBA Bank" has the meaning set forth in Section 3.10.

      "CEBA Bank Rights" has the meaning set forth in Section 3.10.

      "Capital Retention Agreement" has the meaning set forth in Section
3.16.

      "Certificates of Formation" has the meaning set forth in Section 3.1.

      "Closing" has the meaning set forth in Section 3.21.

      "Closing Conditions" means the conditions set forth in Article 6 which must be fulfilled prior to Closing.

      "Closing Date" has the meaning set forth in Section 3.21.

      "Code" has the meaning set forth in Section 5.2(f).

      "Common Units" has the meaning assigned to such term in the Operating Agreement.

      "Company" has the meaning set forth in Article 2.

      "Company Business Plan" means the business plan of the Company, including, without limitation, the capital structure described therein, as in effect on the date hereof.

      "Contribution Agreements" means, collectively, the BKB Contribution Agreement, the Harris Contribution Agreement, the FAMIS Contribution Agreement and the Bankmont Contribution Agreement.

      "Contributed Assets" means, collectively, the BKB Assets, the FAMIS Assets and the Harris Assets.

      "Contributed Business" means (a) with respect to BKB, the Credit Card Businesses of its Credit Card Subsidiaries which are to be contributed and/or sold to the Company and/or its subsidiaries on the Closing Date pursuant to the BKB Contribution Agreement, the BKB Purchase Agreement and the BKB Overdue Receivables Purchase Agreement, (b) with respect to Harris, the Credit Card Businesses which are to be contributed and/or sold to the Company and/or its subsidiaries on the Closing Date pursuant to the Harris Contribution Agreement, the Harris Purchase Agreement, the Harris Overdue Receivables Purchase Agreement and, if applicable, the Harris Credit Card Operations Agreement and (c) with respect to FA, the businesses of its Credit Card Subsidiary which are to be contributed and/or sold to the Company and/or its subsidiaries on the Closing Date pursuant to the FAMIS Contribution Agreement.

      "Credit Card Business" means the provision of unsecured lines of credit accessible by Visa(R) or MasterCard(R) to consumers within the United States of America, the servicing of such credit card relationships, and the provision of services incidental thereto.

      "Credit Card Subsidiaries" means (a) with respect to BKB, BKB-CT, BKB-NH and FNBB and (b) with respect to FA, FAMIS. The parties to this Agreement acknowledge that it is intended that, prior to the Closing Date, BKB-CT will transfer its Credit Card Business to either FNBB or BKB-NH. Upon such transfer, BKB-CT shall cease to be a Credit Card Subsidiary.

      "Disclosing Party" has the meaning set forth in Section 5.5(b).

      "FA" has the meaning set forth in the preamble.

      "FAMIS" has the meaning set forth in Section 3.10.

      "FAMIS Assets" means the assets to be contributed to the Company by FAMIS pursuant to the FAMIS Contribution Agreement.

      "FAMIS Contribution Agreement" has the meaning set forth in Section
3.10.

      "FAMIS Services Agreement" means a certain Services Agreement, dated as of June 22, 1995, between FAMIS and FNBB, as amended by a letter agreement dated November 12, 1996 between such parties.

      "FAMIS Affiliate Agreement" means a certain Customer Transaction Card Affiliate Agreement, dated as of June 22, 1995, between FAMIS and BKB-CT.

      "FDR" has the meaning set forth in Section 3.9.

      "FNBB" means BankBoston, N.A., formerly The First National Bank of
Boston.

      "Governmental Authority" has the meaning set forth in Section 6.1(a).

      "Harris" has the meaning set forth in the preamble.

      "Harris Assets" means the assets of Harris to be contributed to and/or purchased by the Company, Receivables LLC and CEBA Bank, as applicable, pursuant to the Harris Purchase Agreement, the Harris Overdue Receivables Purchase Agreement, the Harris Contribution Agreement and, if applicable, the Harris Credit Card Operations Agreement.

      "Harris Contribution Agreement" has the meaning set forth in
Section 3.7.

      "Harris Credit Card Operations" has the meaning set forth in
Section 3.9.

      "Harris Credit Card Operations Agreement" has the meaning set forth in Section 3.9.

      "Harris Overdue Receivables" has the meaning set forth in Section
3.6.

      "Harris Overdue Receivables Purchase Agreement" has the meaning set forth in Section 3.6.

      "Harris Purchase Agreement" has the meaning set forth in Section 3.5.

      "Harris Services Agreement" has the meaning set forth in Section 3.15.

      "Information" has the meaning set forth in Section 5.5(b).

      "Management Restricted Units Plan" has the meaning set forth in
Section 3.19.

      "Membership Interests" has the meaning set forth in the recitals hereto.

      "Merrill" has the meaning set forth in Section 5.9(e).

      "Nesbitt" has the meaning set forth in Section 5.9(e).

      "Operating Agreement" shall mean that certain Limited Liability Company Agreement to be dated as of the Closing Date among the Company, BKB, Bankmont, Harris, FA and the other parties named therein, substantially in the form of Exhibit A hereto, as in effect from time to time.

      "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

      "Purchase Agreements" means the BKB Purchase Agreement, the BKB Overdue Receivables Purchase Agreement, the Harris Purchase Agreement, the Harris Overdue Receivables Purchase Agreement and, if applicable, the Harris Credit Card Operations Agreement, collectively.

      "Receivables LLC" means a Delaware limited liability company to be formed prior to the Closing Date as a wholly-owned subsidiary of the Company.

      "Registration Rights Agreement" has the meaning set forth in
Section 3.12.

      "Regulatory Approvals" shall mean any approval or consent of, or notice to or filing with any United States or Canadian federal, state or local banking, regulatory or other governmental agency or authority.

      "Related Agreements" means, collectively, the Certificates of Formation, the Operating Agreement, the Contribution Agreements, the Purchase Agreements, the Registration Rights Agreement, the Account Solicitation and Services Agreement, the BKB Services Agreement, the Capital Retention Agreement, the Harris Services Agreement, the BKB Trademark License and the Soderlund Employment Agreement.

      "Required Regulatory Approvals" has the meaning set forth in
Section 7.1(b).

      "Required Subdebt Amount" has the meaning set forth in Section
5.9(b).

      "Series A Units" has the meaning assigned to such term in the Operating Agreement.

      "Soderlund Employment Agreement" has the meaning set forth in
Section 5.8.

      "Termination and Release" has the meaning set forth in Section
3.13.


                                ARTICLE 2


                  FORMATION OF LIMITED LIABILITY COMPANY

      The parties hereto agree that, subject to the terms and conditions of this Agreement and the other Related Agreements, they shall form a Delaware limited liability company (the "Company") to operate a consumer credit card business as set forth in the Operating Agreement. It is further understood that (a) this Agreement itself shall not constitute or create a joint venture, partnership, limited liability company or any other similar arrangement between the parties hereto and (b) no party hereto shall be authorized to act as agent of any other party hereto.


                                ARTICLE 3


                       RELATED AGREEMENTS; CLOSING

     Section 3.1. Formation of the Company and Receivables LLC. (a) On or before the Closing Date, the parties hereto shall cause the Company and Receivables LLC to be organized and formed under names to be agreed upon by the parties hereto by filing Certificates of Formation, each substantially in the form of Exhibit B hereto (as in effect from time to time, the "Certificates of Formation"), with the Secretary of State of the State of Delaware.

      (b) On the Closing Date, the parties hereto shall enter into the Operating Agreement.

     Section 3.2. Purchase of BKB Receivables. On the Closing Date, BKB shall cause its Credit Card Subsidiaries, as applicable, to enter into a Receivables Purchase and Sale Agreement with CEBA Bank, substantially in the form of Exhibit C hereto (as in effect from time to time, the "BKB Purchase Agreement"), pursuant to which such subsidiaries shall sell to CEBA Bank, and CEBA Bank shall purchase from such subsidiaries, the accounts receivable (other than the BKB Overdue Receivables) generated by the Credit Card Business of such subsidiaries (excluding the BKB Relationship Credit Card Business and the BKB Value-Limited Credit Card Business). In consideration of the foregoing, BKB, or such of its Affiliates as BKB may designate, shall receive an amount equal to the sum of all such credit card receivables sold to CEBA Bank, all as more fully set forth in the BKB Purchase Agreement.

     Section 3.3. Purchase of BKB Overdue Receivables. On the Closing Date, BKB shall cause its Credit Card Subsidiaries, as applicable, to enter into an Overdue Receivables Purchase and Sale Agreement with Receivables LLC, substantially in the form of Exhibit D hereto (as in effect from time to time, the "BKB Overdue Receivables Purchase Agreement"), pursuant to which such subsidiaries shall sell to Receivables LLC, and Receivables LLC shall purchase from such subsidiaries, certain accounts receivable generated by the Credit Card Business of such subsidiaries (excluding the BKB Relationship Credit Card Business and the BKB Value-Limited Credit Card Business), including, without limitation, all accounts receivable which are over thirty (30) days in arrears or charged off as of the Closing Date (the "BKB Overdue Receivables"). In consideration of the foregoing, BKB or such Affiliates of BKB as BKB may designate, shall receive an amount equal to the sum of all such credit card receivables sold to Receivables LLC pursuant to this
Section 3.3, all as more fully set forth in the BKB Overdue Receivables Purchase Agreement.

     Section 3.4. Contribution by BKB. On the Closing Date, BKB shall cause its Credit Card Subsidiaries, as applicable, to enter into a Contribution Agreement with the Company substantially in the form of Exhibit E hereto (as in effect from time to time, the "BKB Contribution Agreement"), pursuant to which such subsidiaries shall contribute to the Company, and the Company shall assume from such subsidiaries, the intangible assets (other than the accounts receivable) associated with the Credit Card Business of such subsidiaries (excluding the BKB Relationship Credit Card Business and the BKB Value-Limited Credit Card Business). In consideration of the foregoing, BKB, or such of its subsidiaries as BKB may designate, shall receive Membership Interests comprised of (a) $50 million in stated value of Series A Units, and (b) a 19% share of all Common Units, all as more fully set forth in the BKB Contribution Agreement.

     Section 3.5. Purchase of Harris Receivables. On the Closing Date, Harris shall enter into a Receivables Purchase and Sale Agreement with CEBA Bank, substantially in the form of Exhibit F hereto (as in effect from time to time, the "Harris Purchase Agreement"), pursuant to which Harris shall sell to CEBA Bank, and CEBA Bank shall purchase from Harris, the accounts receivable (other than the Harris Overdue Receivables) generated by the Credit Card Business of Harris. In consideration of the foregoing, Harris, or such of its Affiliates as Harris may designate, shall receive an amount equal to the sum of all such credit card receivables sold to CEBA Bank, all as more fully set forth in the Harris Purchase Agreement.

     Section 3.6. Purchase of Harris Overdue Receivables. On the Closing Date, Harris shall enter into an Overdue Receivables Purchase and Sale Agreement with Receivables LLC, substantially in the form of Exhibit G hereto (as in effect from time to time, the "Harris Overdue Receivables Purchase Agreement"), pursuant to which Harris shall sell to Receivables LLC, and Receivables LLC shall purchase from Harris, certain accounts receivable generated by the Credit Card Business of Harris, including, without limitation, all accounts receivable which are over thirty (30) days in arrears or charged off as of the Closing Date (the "Harris Overdue Receivables"). In consideration of the foregoing, Harris, or such of its Affiliates as Harris may designate, shall receive an amount equal to the sum of all such credit card receivables sold to Receivables LLC pursuant to this Section 3.6, all as more fully set forth in the Harris Overdue Receivables Purchase Agreement.

     Section 3.7. Contribution by Harris. On the Closing Date, Harris shall enter into a Contribution Agreement with the Company, substantially in the form of Exhibit H hereto (as in effect from time to time, the "Harris Contribution Agreement"), pursuant to which Harris shall contribute to the Company, and the Company shall assume from Harris, the intangible assets (other than the accounts receivable) associated with the Credit Card Business of Harris. In consideration of the foregoing, Harris shall receive Membership Interests comprised of (a) $28,299,320 in stated value of Series A Units, and (b) a 15.02% share of all Common Units, all as more fully set forth in the Harris Contribution Agreement.

     Section 3.8. Contribution by Bankmont. On the Closing Date, Bankmont shall enter into a Contribution Agreement with the Company, substantially in the form of Exhibit I hereto (as in effect from time to time, the "Bankmont Contribution Agreement"), pursuant to which Bankmont shall purchase Membership Interests comprised of (a) $101,700,680 in stated value of Series A Units and (b) a 53.98% share of all Common Units for an aggregate purchase price of $115 million, all as more fully set forth in the Bankmont Contribution Agreement.

     Section 3.9. Acquisition of Harris Credit Card Operations by FDR or the Company. In the event that on the Closing Date Harris shall not have consummated the sale of certain assets and liabilities relating to its credit card operations facility (the "Harris Credit Card Operations Facility") to First Data Resources Inc. ("FDR") substantially on the terms set forth on Exhibit J hereto or on such other terms as may be agreed to by FDR and Harris, then, on the Closing Date, the Company shall purchase the Harris Credit Card Operations from Harris on terms to be negotiated in good faith by the parties hereto, which terms shall be consistent with the Proposed Term Sheet dated August 12, 1997 among, BKB, FA and Bankmont, including, without limitation, an offer of employment by the Company to all individuals who are employees of the Harris Credit Card Business.

    Section 3.10. Contribution by FAMIS. On or prior to the Closing Date, FA shall transfer to First Annapolis Marketing Information Services, Inc., a Maryland corporation ("FAMIS"), all of FA's rights (the "CEBA Bank Rights") to the application filed on behalf of FA to form a CEBA Bank (the "CEBA Bank") to be based in Delaware. On the Closing Date, FA shall cause FAMIS to enter into a Contribution Agreement with the Company, substantially in the form of Exhibit K hereto (as in effect from time to time, the "FAMIS Contribution Agreement"), pursuant to which FAMIS shall contribute to the Company, and the Company shall assume from FAMIS, (a) substantially all of the assets of FAMIS, and (b) the CEBA Bank Rights. In consideration of the foregoing, certain shareholders of FAMIS shall receive Membership Interests comprised of (a) $20 million in stated value of Series A Units and (b) a 12% share of all Common Units, all as more fully set forth in the FAMIS Contribution Agreement.

    Section 3.11. Account Solicitation and Servicing Agreement. On the Closing Date, the Company will enter into an Account Solicitation and Servicing Agreement with the CEBA Bank, in form and substance reasonably satisfactory to the parties hereto (as in effect from time to time, the "Account Solicitation and Servicing Agreement"), pursuant to which, among other things, the Company will solicit new credit card account relationships for the CEBA Bank and manage the CEBA Bank's credit card account relationships.

    Section 3.12. Registration Rights Agreement. On the Closing Date, each of the parties listed on the signature pages thereto (or such other permitted transferee as such parties may designate) shall execute and deliver counterparts of a Registration Rights Agreement, substantially in the form of Exhibit L hereto (as in effect from time to time, the "Registration Rights Agreement").

    Section 3.13. Termination and Release. On the Closing Date, FA shall cause FAMIS to enter into, and BKB shall cause FNBB to enter into, a Termination and Release in substantially the form attached hereto as Exhibit M (the "Termination and Release").

    Section 3.14. BKB Services Agreement. On the Closing Date, the parties shall cause the Company to enter into a Services Agreement with BKB, substantially in the form of Exhibit N (as in effect from time to time, the "BKB Services Agreement"). Without limiting the foregoing, the BKB Services Agreement shall include the Operations Manual (as defined therein) which shall have been reviewed by and mutually agreed to by BKB and the Company prior to the Closing Date.

    Section 3.15. Harris Services Agreement. On the Closing Date, the parties shall cause the Company to enter into a Servicing Agreement with Harris, substantially in the form of Exhibit O hereto (as in effect from time to time, the "Harris Services Agreement").

    Section 3.16. Capital Retention Agreement. On the Closing Date, First Annapolis Capital, LLC, the Company, CEBA Bank and Receivables LLC shall enter into the Capital Retention Agreement, substantially in the form of Exhibit P hereto (as in effect from time to time, the "Capital Retention Agreement").

    Section 3.17. Transitional Services Agreements. On the Closing Date, the Company shall enter into a separate Transitional Services Agreement with each of FA, Bankmont and BKB (or a respective Affiliate) with respect to the provision of services by each of FA, Bankmont and BKB and their respective applicable Affiliates to the Company on such terms as may be reasonably satisfactory to the parties hereto.

    Section 3.18. BKB Trademark License. On the Closing Date, BKB will enter into a Trademark License Agreement (the "BKB Trademark License") with the Company on such terms as may be reasonably satisfactory to the parties hereto.

    Section 3.19. Management Restricted Units Plan. On the Closing Date, the Company shall enter into an incentive compensation plan (the
"Management Restricted Units Plan") providing for the granting to selected employees of the Company certain restricted rights in up to four percent (4%) of the Common Units of the Company on such terms as may be agreed to by the parties hereto.


    Section 3.20. Closing. Subject to the provisions of Article 6 hereof, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the Chicago, Illinois offices of Chapman and Cutler, on a mutually acceptable date not later than the tenth Business Day after receipt of the Required Regulatory Approvals or on such other date or at such other place as shall be agreed to in writing by all of the parties hereto. The date on which the Closing actually occurs is referred to herein as the "Closing Date."


                                ARTICLE 4


                      REPRESENTATIONS AND WARRANTIES

      Each of the parties hereto hereby represents and warrants to each of the other parties hereto that (a) all of the representations and warranties of such party and its Affiliates which are set forth in the Related Agreements and on Schedule 4A hereto are true and correct as of the date hereof as though made at and as of the date hereof (except as specified on Schedule 4B hereto and excluding any representations and warranties made by the Company or any of its subsidiaries) and shall be true and correct in all material respects as of the Closing Date, with respect to such party and its Affiliates and the Company, as though made at and as of the Closing Date, except to the extent that any such representation and warranty is made as of a specified date other than the date hereof or the Closing Date, in which case such representation and warranty shall be true and correct as of such specified date and (b) except for the Required Regulatory Approvals listed on Schedule 7.1(a) hereto and the consents of nongovernmental third parties listed on Schedules 6.2(d), 6.3(d) and 6.4(d) hereto to be obtained by such party and its Affiliates, no Regulatory Approvals or consents of nongovernmental third parties are required in connection with the execution, delivery or performance by such party or any of its Affiliates of this Agreement or any of the Related Agreement to which such party or any of its Affiliates is or is to be a party.


                                ARTICLE 5


                            CERTAIN COVENANTS

     Section 5.1. Ordinary Course Operation. During the period commencing on the date hereof and ending on the Closing Date, each of BKB and FA agrees to cause each of its respective Credit Card Subsidiaries to, and Harris shall:

            (a) operate its respective Contributed Business only in the ordinary course on a basis consistent with past practice; provided, however, that for purposes of this Section 5.1(a), the implementation of repricing strategies, account segmentation strategies and direct marketing programs by Harris as recommended by FA pursuant to an engagement letter between Harris and FA shall be considered to be in the ordinary course of Harris' business.

            (b) use all reasonable efforts to preserve its Contributed Business and to keep available the services of the full-time officers and employees engaged therein to the extent required to conduct its Contributed Business in substantially the same manner as conducted on the date hereof; provided, that changes in credit card receivable portfolio size shall not be deemed to breach this clause (b);

            (c) use all reasonable efforts to maintain good relations with cardholders and other Persons having a business relationship with its Contributed Business;

            (d) preserve and maintain all permits, licenses, approvals and authorizations necessary to operate its Contributed Business and renew the same if any should expire;

            (e) use all reasonable efforts to maintain in full force and effect all of the material contracts which constitute Contributed Assets;

            (f) comply in all material respects with all laws, ordinances, rules and regulations applicable to its Contributed Business; and

            (g) maintain the books of account and records related to its Contributed Business in the ordinary course consistent with past practices.

     Section 5.2. Certain Additional Covenants. During the period commencing on the date hereof and ending on the Closing Date, without the prior written consent of the other parties hereto or except as expressly permitted or required by this Agreement, none of BKB and FA will permit its respective Credit Card Subsidiaries to, and Harris shall not:

            (a) make any material change in accounting methods, principles or practices used by such Person in its Contributed Business, unless required by law or by changes in GAAP;

            (b) except as set forth on Schedule 5.2(b) hereto, (i) enter into any material contract, transaction or commitment related to such Person's Contributed Business or (ii) terminate or materially change any material contracts which constitute Contributed Assets, in each case, other than in the ordinary course of business consistent with past practice;

            (c) (i) except as set forth in item 2 in Schedule 5.2(b) hereto, transfer or otherwise dispose of or encumber any of the Contributed Assets, other than in the ordinary course of business consistent with past practice; (ii) cancel any debt or waive or compromise any claim or right related to such Person's Contributed Business, other than in the ordinary course of business consistent with past practice; (iii) make any capital expenditure or commitment related to such Person's Contributed Business, other than in the ordinary course of business consistent with past practice; (iv) except with respect to endorsements of negotiable instruments in the ordinary course of its business, incur, assume or guarantee any indebtedness for borrowed money related to such Person's Contributed Business which will constitute a liability to the Company as of the Closing Date other than (A) purchase money indebtedness, (B) indebtedness for borrowed money pursuant to credit agreements, credit lines and other borrowing facilities and arrangements in effect on the date of this Agreement, (C) refinancing of existing indebtedness, or (D) indebtedness incurred by such Person pursuant to any revolving credit facility utilized to finance its Contributed Business; or (v) agree to do any of the foregoing;

            (d) unless required by applicable law or pursuant to this Agreement or the other Related Agreements, materially alter or vary its methods or policies of underwriting, originating, selling or servicing, or buying or selling rights to service, the Contributed Assets, except as specifically set forth in the proviso to Section 5.1(a) with respect to Harris;

            (e) except as contemplated hereby or by the other Related Agreements, enter into any servicing agreement with respect to the Contributed Assets;

            (f) enter into or amend any employment, bonus, severance, or retirement contract or arrangement, or increase any salary or other form of compensation payable or to become payable to any current or former employee, officer, or director engaged in such Person's Contributed Business (including any beneficiary thereof), except
      (i) as may be required in order to obtain any favorable determination letter with respect to any employee benefit plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) merit increases to employees (including directors and executive officers) in accordance with past practices and general increases to employees (excluding directors and executive officers) as a class in accordance with past practice or as required by law, (iii) bonus payments made to FAMIS employees prior to the Closing and (iv) other obligations which would not become obligations of the Company upon Closing; or

            (g) enter into any agreement, understanding or transaction with any Affiliate related to such Person's Contributed Business, other than (i) on arms-length terms in the ordinary course of business consistent with past practices, or (ii) as expressly contemplated hereby or by the other Related Agreements.

     Section 5.3. Cooperation. Each of the parties hereto will cooperate in good faith and use all reasonable efforts to cause the transactions contemplated by this Agreement and the other Related Agreements to be consummated in accordance with the terms and conditions hereof and thereof. The foregoing obligations in this Section 5.3 shall not be deemed to require any party hereto to waive any right under this Agreement or any other Related Agreement.

     Section 5.4. Current Information. During the period commencing on the date hereof and ending on the Closing Date, each of BKB, Harris and FA will cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other parties hereto with respect to the Contributed Assets and the status of the ongoing Contributed Business operations of their respective Credit Card Subsidiaries. Each of BKB, Harris and FA will promptly notify the other parties hereto of any material change in the normal course of its respective Credit Card Subsidiaries' Contributed Business or in its Credit Card Business, as the case may be, or in the operation of any properties relating thereto. To the extent permitted by applicable law, each of the parties hereto (a) will promptly notify the other parties hereto of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of litigation, involving such party which would be reasonably likely in any manner to challenge, prevent, alter or materially delay any of the transactions contemplated hereby or by the other Related Agreements, and (b) will keep the other parties hereto informed with respect to such events. Each of the parties hereto will also notify the other parties hereto of the status of regulatory applications and third party consents related to the transactions contemplated hereby and by the other Related Agreements.

     Section 5.5. Access, Information and Confidentiality. (a) During the period commencing on the date hereof and ending on the Closing Date, each of BKB, Harris and FA shall, and cause each of its respective Credit Card Subsidiaries to, afford to the parties hereto and their respective representatives (including, without limitation, officers and employees and their authorized agents, consultants and advisors) such access during normal business hours to its books, records, properties, personnel, customers and other information related to such Person's Contributed Assets and Contributed Business as the parties hereto may reasonably request, unless restricted by law.

      (b) Each party to this Agreement shall hold, and shall cause its subsidiaries and the respective directors, officers, employees, agents, consultants and advisors of such party and its subsidiaries to hold, in strict confidence, at all times from and after the date hereof, unless disclosure to a banking or other regulatory authority is necessary in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, reports, instruments, computer data and other data and information, including, without limitation, all information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes and trade secrets (collectively, "Information") concerning the Company, any other party hereto and any Affiliate of any other party hereto (or, if required under a contract with a third party, such third party) furnished or made available to it by such other parties, the Company or any representative thereof pursuant to this Agreement or any other Related Agreement, except to the extent that such Information can be shown to have been (i) previously known by such party on a non-confidential basis,
(ii) available to such party on a non-confidential basis from a source other than the disclosing party, (iii) in the public domain through no fault of such party, or (iv) later lawfully acquired from other sources by the party to which it was furnished or made available, and none of the parties shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors who have a need to know and are advised of the confidentiality of such Information, and, to the extent permitted above, to banking and other regulatory authorities. In the event that a party to this Agreement receives notice that it will be compelled to disclose any Information in connection with any necessary regulatory approval or by judicial or administrative process, such party shall provide the party who provided such Information (the "Disclosing Party") with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive the terms of this Section 5.5 with respect to the disclosure of such Information. In the event that such protective order or other remedy is not obtained, only that portion of the Information which is legally required to be disclosed shall be so disclosed.

     Section 5.6. Consents and Approvals. Each of the parties hereto shall use all reasonable efforts and cooperate in good faith with the other parties hereto with a view to (a) obtaining as soon as practicable all Required Regulatory Approvals and all third-party consents required for the consummation of the transactions contemplated hereby and by the other Related Agreements, and each party hereto shall make available to the other parties hereto all information reasonably required in connection with obtaining such approvals and consents; and (b) satisfying all other Closing Conditions. Each of the parties hereto shall deliver to the other parties hereto copies of all proposed filings to be made by such party with banking, regulatory and other Governmental Authorities, shall use its reasonable efforts to accommodate any suggestions or recommendations made by the other parties hereto with respect thereto and shall deliver to the other parties hereto, as soon as practicable, copies of all final applications to Governmental Authorities, in each case with respect to the transactions contemplated by this Agreement and the Related Agreements.

     Section 5.7. Executive Officers. On the Closing Date, the parties hereto shall take such action as is necessary and proper to cause the Company to appoint and employ, on terms satisfactory to the Management Committee (as defined in the Operating Agreement), which in some instances shall include incentives in the form of cash bonuses and/or Management Restricted Units (as defined in the Operating Agreement) based on performance parameters, the following individuals to serve as executive officers of the Company, to hold the office(s) set forth opposite their respective names in the table below, and such individuals shall have accepted such offices until their successors are duly appointed:

    John R. Soderlund              President and Chief Executive Officer

    Jeff Slawsky                   Executive Vice President, Corporate
                                   Development

    Dean Papadopolous              Executive Vice President, Marketing
                                   and Analysis

    Charles Velario                Vice President, Credit Policy and
                                   Risk Management

    Charlene Rizzo                 Vice President, Operations

The parties agree to cooperate in hiring a Chief Financial Officer (who will be an Executive Vice President), a General Counsel and officers in charge of human resources and information technology.

     Section 5.8. Soderlund Employment Agreement. On the Closing Date, the parties hereto shall cause the Company to enter into an employment agreement with John R. Soderlund, substantially in the form attached hereto as Exhibit Q (as in effect from time to time, the "Soderlund Employment Agreement").

     Section 5.9.   Financing.

      (a) Cooperation. The parties hereto agree to cooperate in good faith with each other and use all reasonable efforts to secure third-party financing for the Company and/or its subsidiaries in amounts sufficient to enable the Company and/or its subsidiaries to operate their businesses after the Closing as contemplated by the Company Business Plan, provided, however, that the parties hereto agree that none of the parties hereto or any of their respective Affiliates shall be required to provide any portion of such financing or any credit enhancements or guaranties therefor other than as described in paragraph (c) below and, in the case of Bankmont, the Bankmont Contribution Agreement.

      (b) Subordinated Debt. The parties hereto agree to cooperate in good faith with each other and use all reasonable efforts to cause the Company (or one of its subsidiaries) to issue subordinated indebtedness on the Closing Date in an amount sufficient to enable the Company to effect the transactions contemplated to occur at the Closing pursuant to this Agreement and the Related Agreements (the "Required Subdebt Amount").

      (c) Bridge Loan. In the event that the Company is unable to issue subordinated indebtedness on the Closing Date in an amount at least equal to the Required Subdebt Amount, then BKB and Bankmont shall provide or cause to be provided a temporary bridge loan to the Company in an aggregate amount equal to (i) the lesser of (A) $200 million and (B) the Required Subdebt Amount, minus (ii) the amount of subordinated indebtedness issued on the Closing Date pursuant to paragraph (b) above. Any bridge loan shall be made 75% by Bankmont and 25% by BKB and shall be on the terms set forth on Exhibit R hereto.

      (d) Warehouse Line of Credit. The parties hereto agree to cooperate in good faith with each other and use all reasonable efforts to obtain a warehouse line of credit for the CEBA Bank and Receivables LLC on the Closing Date in such amount as is necessary to finance the acquisition and servicing by the CEBA Bank and Receivables LLC of the accounts receivable sold by FNBB and BKB-NH and Harris to the CEBA Bank and Receivables LLC pursuant to the BKB Purchase Agreement, the BKB Overdue Receivables Purchase Agreement, the Harris Purchase Agreement and the Harris Overdue Receivables Purchase Agreement.

      (e) Securitization. The parties hereto agree to cooperate in good faith with each other and to use all reasonable efforts to arrange for the securitization contemplated by the Company Business Plan with respect to certain of the accounts receivable sold by FNBB, BKB-NH and Harris to the CEBA Bank and Receivables LLC pursuant to the BKB Purchase Agreement, the BKB Overdue Receivables Purchase Agreement, the Harris Purchase Agreement and the Harris Overdue Receivables Purchase Agreement.

   Section 5.10. FAMIS Employees. The parties hereto hereby agree to cooperate in good faith and to use reasonable efforts to cause the Company, on the Closing Date, to make offers of employment to substantially all of the then-current active employees of FAMIS at the same base salary and with substantially similar employee benefits, recognizing all prior service with FAMIS through the Closing Date.

   Section 5.11. BKB Structuring Fee. The parties hereto agree to cause the Company to pay to BKB by wire transfer of immediately available funds on the Closing Date as a fee for services in connection with structuring the transactions contemplated in this Agreement the sum of $5 million.

    Section 5.12. Disclosure Supplements. From time to time prior to the Closing Date, each party hereto will promptly give notice to the other parties hereto of any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described by such party in the Schedules or Exhibits hereto or to any Related Agreement or is necessary to correct any information provided by such party in the Schedules or Exhibits hereto or to any Related Agreement or has caused any representation or warranty of such party herein or in any Related Agreement to become inaccurate. No such notice shall be deemed to supplement or amend this Agreement or any Related Agreement or any Schedules or Exhibits hereto or thereto; provided, however, that upon consummation of the Closing, all matters disclosed in notices given pursuant to and in accordance with the terms of this Section 5.12 shall be treated as having been disclosed herein or in the applicable Related Agreement as of the date hereof for purposes of such party's indemnity obligations thereunder.


                                ARTICLE 6


                          CONDITIONS TO CLOSING

     Section 6.1. Conditions to Obligation of Each Party. The respective obligations of each of the parties hereto to consummate the Closing under this Agreement and the other Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following conditions:

            (a) No Injunction. On the Closing Date, there shall be no (i) injunction, restraining order or decree of any nature of any United States or Canadian federal, state or local court, governmental commission, board or other regulatory authority or agency ("Governmental Authority") of competent jurisdiction in effect that restrains or prohibits the consummation of any transaction contemplated under this Agreement or any other Related Agreement or
      (ii) pending action, suit or proceeding brought by any Governmental Authority which seeks to restrain or prohibit consummation of any such transaction.

            (b) Regulatory Approvals. Each Required Regulatory Approval shall have been obtained and any applicable waiting period in respect thereof shall have expired or been terminated, and each such Required Regulatory Approval shall be in full force and effect.

            (c) Financings. The Company and/or its subsidiaries shall have received financing as contemplated by Sections 5.9(b) and/or
      (c), as applicable, and 5.9(d).

            (d) Other Transactions. Each of the Related Agreements shall have been duly executed and delivered by each party thereto and shall be in full force and effect, and the transactions contemplated by the Contribution Agreements shall have been consummated and have become effective in accordance with their respective terms.

            (e) FDR Assignment and Release. FDR shall have entered into a Consent to Assignment and Release ("Release") substantially in the form of Exhibit S hereto and the Company shall have accepted such Release.

            (f) FAMIS Employees. On the Closing Date, the Company shall employ such former employees of FAMIS as are reasonably necessary to operate the business of the Company and its subsidiaries as contemplated by the Company Business Plan.

            (g) Tax Treatment. No party hereto shall have delivered to the other parties hereto a written legal opinion of such party's external legal counsel (referred to in Section 8.2 hereof) to the effect that, due to any changes occurring after the date hereof in applicable law or in the transactions contemplated by this Agreement and the Related Agreements, the contributions to be made by any of the parties hereto or their respective Affiliates pursuant to their respective Contribution Agreements would not constitute tax free "exchanges" under Section 721 of the Code.

     Section 6.2. Additional Conditions to the Obligations of BKB. The obligations of BKB to consummate the Closing under this Agreement and the other Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of each of the other parties hereto or any of their Affiliates which are set forth in this Agreement or in the Related Agreements shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date.

            (b) Performance of Covenants. Each of the other parties hereto shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by such party prior to or at the Closing.

            (c) Certificates. BKB shall have received a certificate of each of the other parties hereto, dated the Closing Date, executed on behalf of each of such parties to the effect that the conditions specified in Sections 6.2(a) and 6.2(b) with respect to such party have been fulfilled.

            (d) Consents. All consents of non-governmental third parties required for the consummation of the transactions contemplated hereby by BKB and its Affiliates, including, without limitation, BKB's Credit Card Subsidiaries, as set forth on Schedule 6.2(d) shall have been obtained and shall be in full force and effect on the Closing Date.

            (e) Additional Deliveries. Each of the other parties hereto shall have furnished BKB with such certificates, instruments or other documents in the name or on behalf of such party, executed by appropriate officers of such parties or others, including, without limitation, certificates or correspondence of Governmental Authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this Article 6 to be fulfilled by Persons other than BKB and its Affiliates as BKB may reasonably request; provided, however, that any such certificate, instrument or other document so requested by BKB shall be of a type that is customary in transactions similar to the transactions contemplated hereby.

     Section 6.3. Additional Conditions to the Obligations of Bankmont and Harris. The obligations of Bankmont and Harris to consummate the Closing under this Agreement and the other Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of each of the other parties hereto or any of their Affiliates which are set forth in this Agreement or the Related Agreements shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date.

            (b) Performance of Covenants. Each of the other parties hereto shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by such party prior to or at the Closing.

            (c) Certificates. Bankmont and Harris shall have received a certificate of each of the other parties hereto, dated the Closing Date, executed on behalf of each of such parties to the effect that the conditions specified in Sections 6.3(a) and 6.3(b) with respect to such party have been fulfilled.

            (d) Consents. All consents of non-governmental third parties required for the consummation of the transactions contemplated hereby by Harris, Bankmont and their respective Affiliates as set forth on Schedule 6.3(d) shall have been obtained and shall be in full force and effect on the Closing Date.

            (e) Additional Deliveries. Each of the other parties hereto shall have furnished Bankmont and Harris with such certificates, instruments or other documents in the name or on behalf of such party, executed by appropriate officers of such parties or others, including, without limitation, certificates or correspondence of Governmental Authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this Article 6 to be fulfilled by Persons other than Bankmont, Harris and their respective Affiliates as Bankmont and Harris may reasonably request; provided, however, that any such certificate, instrument or other document so requested by Bankmont and Harris shall be of a type that is customary in transactions similar to the transactions contemplated hereby.

     Section 6.4. Additional Conditions to the Obligations of FA. The obligations of FA to consummate the Closing under this Agreement and the other Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of each of the other parties hereto or any of their Affiliates which are set forth in this Agreement or the Related Agreements shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date.

            (b) Performance of Covenants. Each of the other parties hereto shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by such party prior to or at the Closing.

            (c) Certificates. FA shall have received a certificate of each of the other parties hereto, dated the Closing Date, executed on behalf of each of such parties to the effect that the conditions specified in Sections 6.4(a) and 6.4(b) with respect to such party have been fulfilled.

            (d) Consents. All consents of non-governmental third parties required for the consummation of the transactions contemplated hereby by FA and its Affiliates, including, without limitation, its Credit Card Subsidiary, as set forth on Schedule 6.4(d) shall have been obtained and shall be in full force and effect on the Closing Date.

            (e) Additional Deliveries. Each of the other parties hereto shall have furnished FA with such certificates, instruments or other documents in the name or on behalf of such party, executed by appropriate officers of such parties or others, including, without limitation, certificates or correspondence of Governmental Authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this Article 6 to be fulfilled by Persons other than FA and its Affiliates as FA may reasonably request; provided, however, that any such certificate, instrument or other document so requested by FA shall be of a type that is customary in transactions similar to the transactions contemplated hereby.


                                ARTICLE 7


                               TERMINATION

      Section 7.1. Grounds For Termination. This Agreement may be terminated at any time prior to the Closing:

            (a)   by mutual written consent of all of the parties hereto;

            (b) by any of the parties hereto (i) thirty (30) days after the date on which any request or application for a Regulatory Approval necessary for the consummation of the transactions contemplated hereby and listed on Schedule 7.1(b) hereto (the "Required Regulatory Approvals") shall have been denied, unless within the thirty (30) day period following such denial a petition for rehearing or an amended application has been filed with the applicable Governmental Authority; provided, however, that no party hereto shall have the right to terminate this Agreement pursuant to this Section 7.1(b) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein, or (ii) if any federal or state banking or other Governmental Authority shall have issued a final permanent order, injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby and the time for appeal or petition for reconsideration of such order, injunction, restraint or prohibition shall have expired without such appeal or petition being granted or such order, injunction, restraint or prohibition shall otherwise have become final and non-appealable;

            (c) by any of the parties hereto (but only if the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein or in any of the other Related Agreements) in the event of a material breach by any other party hereto of any representation, warranty, covenant or other agreement contained herein or in any of the other Related Agreements, which breach is not cured after thirty (30) days' written notice thereof is given to the party committing such breach; or

            (d) by any of the parties hereto if the Closing shall not have occurred on or prior to December 31, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement hereunder to perform or observe in any material respect the covenants and agreements of such party set forth in this Agreement or in any other Related Agreements.

     Section 7.2. Effects of Termination. In the event of termination of this Agreement by any of the parties hereto as provided in Section 7.1, this Agreement shall forthwith become null and void (other than this Section 7.2 and Section 5.5(b) (Confidentiality)), which shall remain in full force and effect), and there shall be no further liability on the part of any of the parties hereto or their respective officers or directors to the other parties hereto, except any liability of the parties hereto under said Section 5.5(b) and, in the event of a willful breach by any of the parties hereto of any representation, warranty, covenant or agreement contained in this Agreement, in which case the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching parties as a result thereof or in connection therewith or with the enforcement of any of their rights hereunder, whether sustained or incurred prior to, on or after the date hereof. In no event shall any party hereto or any of such party's officers or directors have any liability to any other party hereto arising out of or relating to this Agreement in the event that the Closing occurs; provided, that nothing herein shall limit the liability of any person under any Related Agreement.


                                ARTICLE 8


                                 GENERAL

     Section 8.1. Expenses. Except as expressly set forth in this Agreement or the Related Agreements, each party shall pay its own expenses and costs incidental to the completion of the transactions contemplated hereby incurred prior to July 1, 1997, excluding third party fees paid by FA regarding formation of the CEBA Bank, legal fees paid by BKB and its Affiliates regarding the BKB credit card portfolio securitization and legal fees incurred by Bankmont or its Affiliates regarding securitization of Harris' credit card portfolio, which shall be reimbursed by the Company. The Company shall bear the legal, accounting and other incidental costs of creating and financing the Company from July 1, 1997 onwards, including, without limitation, all such expenses incurred by FAMIS as set forth on Schedule 8.1 hereto.

     Section 8.2. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication (answerback confirmed), as follows:

      If to BKB:                         BankBoston Corporation
                                         100 Federal Street, 01-25-08
                                         Boston, Massachusetts  02110
                                         Attention:  Mr. Peter J. Manning

                                         and

                                         BankBoston Corporation
                                         100 Federal Street, 01-25-01
                                         Boston, Massachusetts  02110
                                         Attention:  Gary Spiess, Esq.

      with a copy sent
        contemporaneously to:            Bingham, Dana & Gould LLP
                                         150 Federal Street
                                         Boston, Massachusetts  02110
                                         Attention:  Norman J. Shachoy, Esq.

      If to Bankmont:                    Bankmont Financial Corp.
                                         111 West Monroe  Street
                                         Chicago, Illinois  60603
                                         Attention:  Paul V. Reagan, Esq.


      with a copy sent
        contemporaneously to:            Chapman and Cutler
                                         111 West Monroe Street, 17th Floor
                                         Chicago, Illinois  60603
                                         Attention:  Marc P. Franson, Esq.

      If to FA:                          First Annapolis Consulting, Inc.
                                         900 Elkridge Landing Road, Suite 400
                                         Linthicum, Maryland  21090
                                         Attention:  Mr. Frederick A. White

      with a copy sent
        contemporaneously to:            Morgan, Lewis & Bockius LLP
                                         101 Park Avenue
                                         New York, New York  10178-0060
                                         Attention:  David G. Nichols, Jr.,
                                         Esq.

     Section 8.3. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), together with the other Related Agreements (including the Exhibits and Schedules thereto) contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. Each of the parties hereto further acknowledges and agrees that, in entering into this Agreement and entering into the other Related Agreements, it has not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the other Related Agreements.

      Section 8.4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

     Section 8.5. Consent to Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding instituted against such party under or in connection with this Agreement may be brought in a court of competent jurisdiction in the State of Delaware. By execution hereof, each party hereto irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each party hereto hereby irrevocably accepts and submits to the jurisdiction of such courts in any such action, suit or proceeding.

     Section 8.6. Waiver of Certain Damages. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

      Section 8.7. Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

     Section 8.8. Assigns. This Agreement and the other Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any other Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.

     Section 8.9. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.

      Section 8.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Section 8.11. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

    Section 8.12. Severability. The invalidity or unenforceability of any particular provision of this Agreement or any other Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

    Section 8.13. Waiver of Right to Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS, OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

    Section 8.14. Remedies. The parties hereto will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.



      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Master Agreement for the Formation of a Limited Liability Company to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                                             BANKBOSTON CORPORATION



                                             By:    /s/  PETER J. MANNING
                                                 ----------------------------
                                             Name:  Peter J. Manning
                                             Title:  Executive Vice President



                                             BANKMONT FINANCIAL CORP.



                                             By:    /s/  PAUL V. REAGAN
                                                 ----------------------------
                                             Name:  Paul V. Reagan
                                             Title:  General Counsel



                                             HARRIS TRUST AND SAVINGS BANK



                                             By:    /s/  PAUL V. REAGAN
                                                ----------------------------
                                             Name:  Paul V. Reagan
                                             Title:  General Counsel



                                             FIRST ANNAPOLIS CONSULTING, INC.



                                             By:    /s/  FREDERICK A. WHITE
                                                ----------------------------
                                             Name:  Frederick A. White
                                             Title:  President



                              Schedule 4A to
                             Master Agreement

                         CERTAIN REPRESENTATIONS

BKB hereby represents and warrants to each of the other parties hereto:

      1. Organization. BKB is corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts.

      2. Authority; Enforceability. BKB has the requisite power and authority to enter into and carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of BKB. This Agreement has been duly executed and delivered by BKB and constitutes the legal, valid and binding obligation of BKB, enforceable against BKB in accordance with its terms, except as enforcement thereof may be limited by receivership, conservatorship, and supervisory powers of bank regulatory authorities generally as well as bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights or to general equity principles (regardless of whether such matters are considered in a proceeding in equity or at law) and the availability of equitable remedies.


FA hereby represents and warrants to each of the other parties hereto:

      1. Organization. FA is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

      2. Authority; Enforceability. FA has the requisite power and authority to enter into and carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of FA. This Agreement has been duly executed and delivered by FA and constitutes the legal, valid and binding obligation of FA, enforceable against FA in accordance with its terms, except as enforcement thereof may be limited by receivership, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights or to general equity principles (regardless of whether such matters are considered in a proceeding in equity or at law) and the availability of equitable remedies.


                              Schedule 4B to
                             Master Agreement

         EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF RELATED AGREEMENTS

   ---------------------------------------------------------------------------
   RELATED AGREEMENT                     EXCEPTED REPRESENTATION OR WARRANTY
   ---------------------------------------------------------------------------

  ----------------------------------------------------------------------------
  Account Solicitation and Services      Document not yet drafted at time of
  Agreement                              signing
  ----------------------------------------------------------------------------
  Bankmont                               Contribution Agreement Second
                                         and third sentences of Section
                                         4.2 (delivery and execution of
                                         agreement); first sentence of
                                         Section 4.4 (permits)
  ----------------------------------------------------------------------------
  BKB                                    Contribution Agreement Second
                                         and third sentences of Section
                                         4.2 (delivery and execution of
                                         agreement); first sentence of
                                         Section 4.5 (delivery of
                                         Cardholder Agreements)
  ----------------------------------------------------------------------------
  BKB Overdue Receivables Purchase       Second and third sentences of Section
  Agreement                              4.2 (delivery and execution of
                                         agreement); last sentence of Section
                                         4.4 (sale of receivables)
  ----------------------------------------------------------------------------
  BKB                                    Purchase Agreement Second and
                                         third sentences of Section 4.2
                                         (delivery and execution of
                                         agreement); last sentence of
                                         Section 4.4 (sale of
                                         receivables)
  ----------------------------------------------------------------------------
  BKB Services Agreement                 Section 11.3(c) (authorization);
                                         Section 11.3(d) (delivery)
  ----------------------------------------------------------------------------
  BKB Trademark License                  Document not yet drafted at time of
                                         signing
  ----------------------------------------------------------------------------
  Capital Retention Agreement            No exceptions
  ----------------------------------------------------------------------------
  Certificate of Formation               No representations or warranties in
                                         this Related Agreement
  ----------------------------------------------------------------------------
  FAMIS                                  Contribution Second and third
                                         sentences of Section 4.2
                                         (delivery and execution of
                                         agreement); Section 4.4
                                         (governmental approvals); the
                                         second sentence of Section 4.10
                                         (delivery of contracts and
                                         leases)
  ----------------------------------------------------------------------------
   Harris                                 Contribution Agreement Second
                                         and third sentences of Section
                                         4.2 (delivery and execution of
                                         agreement); the last sentence of
                                         4.4 (contribution of assets),
                                         first sentence of Section 4.5
                                         (delivery of Cardholder
                                         Agreements)
  ----------------------------------------------------------------------------
  Harris Credit Card Operations          All warranties and representations
  Agreement                              in this Related Agreement are
                                         excepted (document not applicable at
                                         time of signing)
  ----------------------------------------------------------------------------
  Harris Overdue Receivables Purchase    Second and third sentences of Section
  Agreement                              4.2 (delivery and execution of
                                         agreement); last sentence of Section
                                         4.4 (sale of receivables)
  ----------------------------------------------------------------------------
  Harris                                 Purchase Agreement Second and
                                         third sentences of Section 4.2
                                         (delivery and execution of
                                         agreement); last sentence of
                                         Section 4.4 (sale of
                                         receivables)
  ----------------------------------------------------------------------------
  Harris Services Agreement              Section 4(a)(iii) (execution of
          agreement)
  ----------------------------------------------------------------------------
  Operating Agreement (LLC Agreement)    This Schedule 4B not applicable to
                                         this Related Agreement
 ----------------------------------------------------------------------------
  Registration Rights Agreement          This Schedule 4B not applicable to
                                         this Related Agreement
 ----------------------------------------------------------------------------
  Soderlund Employment Agreement         This Schedule 4B not applicable to
                                         this Related Agreement
  ----------------------------------------------------------------------------




                            Schedule 5.2(b) to
                             Master Agreement

                         BKB MATERIAL AGREEMENTS

                                   None

                          FA MATERIAL AGREEMENTS

     1. Material contracts, transactions and commitments entered into by FAMIS in connection with the formation of, and for the benefit of, the Company, and development of its business operations, including those expressly referred to in this Agreement and in the Exhibits and Schedules hereto (including Schedule 8.1).

     2. On or prior to the Closing Date, FA will enter into agreements with FAMIS pursuant to which FA will purchase substantially all of the tangible personal property of FAMIS, including an automobile used by Mr. Soderlund, at book value net of depreciation, and will enter into a lease with FAMIS or the Company with respect to such property, on arms-length terms.

                       BANKMONT MATERIAL AGREEMENTS

                                   None


                        HARRIS MATERIAL AGREEMENTS

                                   None



                            Schedule 6.2(d) to
                             Master Agreement


                         BKB THIRD PARTY CONSENTS

BKB will require consents from third parties to transfer the following agreements:

        (1) Fair, Isaac & Co. CrediTable Scorecard Agreement
        (2) Fair, Isaac & Co. Behavioral Scoring Agreement
        (3) Credit Data of New England Contract
        (4) TransUnion Contract
        (5) Axciom Contract
        (6) Di-Mark Contract
        (7) ALL Third-Party Agency Agreements for Pre- and Post-Charge-Offs
        (8) U-$ave Agreement
        (9) FDR Service Agreement







                            Schedule 6.3(d) to
                             Master Agreement


                 BANKMONT AND HARRIS THIRD PARTY CONSENTS

      1. The non-governmental consents required by Harris and Bankmont are those contained in Schedule 2.1(h) of the Contribution Agreement between Harris and the Company.

      2. The consent to assign that certain real estate lease on property commonly known as 700 East Lake Cook Road, Buffalo Grove, IL (the
"Buffalo Grove Property"), as well as third party consents for assignment of contractual rights for Harris credit card operations in connection with the Buffalo Grove Property.






                            Schedule 6.4(d) to
                             Master Agreement


                         FA THIRD PARTY CONSENTS




-------------------------------------=====================================
COMPANY                              DESCRIPTION
-------------------------------------=====================================
Hewlett Packard                      Computer Equipment and Software
-------------------------------------=====================================
Trans National                       Phone System
-------------------------------------=====================================
BE Realty Limited Partnership        Boston facilities
-------------------------------------=====================================
American Trading Real Estate         Delaware facilities
-------------------------------------=====================================
Airport Square Management            Maryland facilities
-------------------------------------=====================================
First Security Service Corporation   Facility Security
-------------------------------------=====================================
Accent Interior Landscape            Office Maintenance
-------------------------------------=====================================
EBSCO Subscription Services          Publications
-------------------------------------=====================================
Town Coach Inc.                      Transportation
-------------------------------------=====================================
World Com                            T-1 Line
-------------------------------------=====================================
Platinum Technologies                Data warehouse consultants
-------------------------------------=====================================
Pitney Bowes                         Postage Services
-------------------------------------=====================================
Xerox Note Payable                   Telecopiers
-------------------------------------=====================================
AT&T Corporation                     Phone System
-------------------------------------=====================================
Software Licenses
-------------------------------------=====================================
[Dell Computer Warranties]
-------------------------------------=====================================
[Leases for new furniture,
computers, etc.]
-------------------------------------=====================================






                            Schedule 7.1(b) to
                             Master Agreement


                    BKB REQUIRED REGULATORY APPROVALS


(1) Approval from the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Boston acting under delegated authority) of the BKB investments and the transaction contemplated by the Master Agreement under Section 4(c)(8) of the Bank Holding Company Act of 1956 and Regulation Y.

(2) Approval from the Office of the Comptroller of the Currency ("OCC") of BKB's direct ownership of the Company and indirect ownership of CEBA Bank under the Change in Bank Control Act, in the event the direct ownership by BKB of the Company and thereby indirect ownership of CEBA Bank is not included and approved in the application of CEBA Bank to the OCC to charter a national banking association as a limited purpose "credit card bank" under the provisions of the Competitive Equality Banking Act.

                  BANKMONT REQUIRED REGULATORY APPROVALS

(1) Approval from the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Chicago acting under delegated authority) of the Bankmont investments and the transaction contemplated by the Master Agreement under Section 4(c)(8) of the Bank Holding Company Act of 1956 and Regulation Y (permissible non-banking activities) and Regulation H, provided that any joint venture commitments be reasonably acceptable to Bankmont.

(2) If direct ownership by Bankmont of the Company and thereby indirect ownership of CEBA Bank is not included and approved as a part of the application of CEBA Bank, to the Office of the Comptroller of the Currency ("OCC") to charter a national banking association as a limited purpose "credit card bank" under the provisions of the Competitive Equality Banking Act, approval by the OCC of Bankmont's direct ownership of the Company and indirect ownership of CEBA Bank. under the Change in Bank Control Act.

(3) Confirmation by the Federal Reserve Bank of Chicago that any Bankmont representatives serving on the Board of Directors of CEBA Bank. if any, will not violate Regulation L as promulgated by the Board of Governors of the Federal Reserve System.

(4) Confirmation by the Illinois Commissioner of Banks and Real Estate that no approvals or notices are required in connection with the transactions contemplated by the Master Agreement.

(5) Approval from the Superintendent of Financial Institutions of Canada for Bank of Montreal to acquire a substantial interest in a permitted entity pursuant to the Bank Act [Canada].

                     FA REQUIRED REGULATORY APPROVALS

(1) Approval of the Office of the Comptroller of the Currency ("OCC") to commence business as a federally-chartered credit card bank chartered in the State of Delaware for the CEBA Bank.

(2) Approval of a request for subscription to stock of the Federal Reserve Bank of Philadelphia for the CEBA Bank.

(3) Approval of an application for federal deposit insurance with the Federal Deposit Insurance Corporation ("FDIC") for the CEBA Bank.

(4) Approval of Delaware leased space by the Delaware Historical Commission in connection with FDIC and OCC applications.

(5) If required, approval by the Delaware Commissioner of Banks as to the formation and registration of the Company as a bank holding company under applicable Delaware law.

                   HARRIS REQUIRED REGULATORY APPROVALS

(1) Approval by the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Chicago acting under delegated authority) of the Harris contribution in exchange for Membership Interests in the Company, and the transactions contemplated by the Master Agreement including with respect to (a) Section 4(c)(8) of the Bank Holding Company Act of 1956 and Federal Reserve Board Regulation Y (permissible non-banking activities), provided that any joint venture commitments be reasonably acceptable to Harris,
      (b) Regulation H (if applicable) and (c) 12 U.S.C. Section 335 as to member bank ownership interests in companies.

(2) If direct ownership by Harris of the Company and thereby indirect ownership of CEBA Bank is not included and approved as a part of the application of CEBA Bank, to the Office of the Comptroller of the Currency ("OCC") to charter a national banking association as a limited purpose "credit card bank" under the provisions of the Competitive Equality Banking Act, approval by the OCC of Harris' direct ownership of the Company and indirect ownership of CEBA Bank under the Change in Bank Control Act.

(3) Confirmation by the Federal Reserve Bank of Chicago that any Harris representatives serving on the Board of Directors of CEBA Bank, if any, will not violate Regulation L as promulgated by the Board of Governors of the Federal Reserve System.

(4) Approval or confirmation by the Illinois Commissioner of Banks and Real Estate that no approvals or notices are required in connection with the transactions contemplated by the Master Agreement or the ownership of the Membership Interests in the Company or indirect ownership of CEBA Bank, including pursuant to Section 5(11) of the Illinois Banking Act.




                             Schedule 8.1 to
                             Master Agreement


                          CERTAIN FAMIS EXPENSES

Before closing of the transactions contemplated by the Master Agreement, FAMIS will incur the following expenses, not in the ordinary course of business, for the benefit of the Company, including but not limited to:

Recruiting Expenses incurred by FAMIS or FA, necessary for the formation of the Company to hire new employees into FAMIS who are anticipated to become employees of the Company. These job positions include (by way of example only) and are not limited to chief financial officer, financial staff, human resources, information technology, marketing, analysis, operations and administration. These expenses may include the cost of a Human Resources consultant, agency fees, and advertisements.

Salaries and other direct costs, including benefits, of such new employees hired for the benefit of the Company.

Fees and expense reimbursements incurred under the agreement between FAMIS and Platinum Technology dated June 30, 1997 for the development of the Company's credit card data warehouse.

Facility expenses including but not limited to, rent expense, security deposits, telephone, utilities, security monitoring costs, maintenance, and janitorial services, incurred with respect to the facilities obtained for the benefit of the Company located at 900 Elkridge Landing Road, Suite 300, Linthicum, MD, 133 Federal Street, 2nd floor, Boston, MA and 220 Continental Drive, Suite 220, Newark, DE, 19713.

Furniture and other tangible personal property (other than computers and related equipment) acquired for the benefit of the Company, including but not limited to, copiers, fax machines, modular furniture and installation, conference room furniture and office furniture.

The cost of additional computer equipment and services, such as installation and programming, acquired for the benefit of the Company. These costs may include personal computers, printers and software licensing.

Costs incurred to increase the computer data storage and processing capacity necessary to include the Harris portfolio as well as additional growth.

Any cost related to the conversion of Accounts to be acquired pursuant to this Agreement, including but not limited to, additional staff for the Company, third party consulting fees and travel.

The start-up costs incurred to develop employee benefit plans for employees of the Company, including but not limited to profit sharing, medical and dental.